UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2006

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 22, 2006, Oscient Pharmaceuticals Corporation (the “Company”) has appointed Philippe Maitre as Senior Vice President and Chief Financial Officer. On May 5, 2006, the Company entered into an employment agreement with Mr. Maitre on the terms described below. Upon the effectiveness of Mr. Maitre’s appointment, Steven Cohen retired as Senior Vice President and Chief Financial Officer. Pursuant to his employment agreement, Mr. Maitre will receive a base salary of $270,000 per year with a one time signing bonus of $25,000. Mr. Maitre will also be eligible to receive an annual bonus, to be determined by the Compensation Committee of the Board of Directors, of up to 40% of his base salary. The Company has granted Mr. Maitre 70,000 restricted shares of the Company’s common stock and an option to purchase 175,000 shares of the Company’s common stock at an exercise price equal to $1.70, the fair market value of the Company’s common stock on the date of execution of his employment agreement. Mr. Maitre’s restricted stock and options will vest in equal annual installments over four years. The Company has also agreed to reimburse Mr. Maitre for reasonable moving expenses up to $125,000.

Mr. Maitre’s employment agreement provides for the payment of a pro-rata portion of his annual bonus and severance payments equal to nine months of base salary in the event that Mr. Maitre’s employment is terminated without “cause” (as defined in the employment agreement) or he terminates his employment for “good reason” (as defined in the employment agreement). If such termination occurs within two years following a “change of control” (as defined in the employment agreement) the severance will be a payment equal to 1.5 times the sum of Mr. Maitre’s base salary and annual target bonus, plus the pro-rata portion of his annual bonus for the fiscal year in which the termination date occurs, and all of Mr. Maitre’s unvested options and restricted shares will immediately vest and his options will remain exercisable until the earlier of two years or the final exercise date of the option.

Mr. Cohen will continue with the Company on a full time basis through June 30, 2006 and will provide transitional services on a part time basis through December 31, 2006. In connection with his agreement to remain employed through the end of the year, Mr. Cohen will be paid two payments of $50,000 each and will be entitled to receive a pro rata portion of his annual bonus for his services through June 30, 2006, as determined by the Board of Directors, such payment to be made at the time bonuses for fiscal 2006 are generally payable to executives of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective May 22, 2006, Steven Cohen retired as Senior Vice President and Chief Financial Officer of the Company. As discussed in Item 1.01 of this Current Report on Form 8-K, Mr. Cohen will continue to provide transitional services to the Company through December 31, 2006.

(c) Effective May 22, 2006, Philippe Maitre, age 50, became the Senior Vice President and Chief Financial Officer of the Company. Mr. Maitre worked for 18 years at Sanofi-Aventis and predecessor companies, serving most recently as Deputy CFO and Corporate Controller. Mr. Maitre then served as Chief Financial Officer of PPD, Inc. from 2000 to 2002, as President and Chief Executive Officer of ANOSYS Inc. from 2003 to 2005 and subsequently as a consultant to various biopharmaceutical companies until his employment by the Company. The material terms of Mr. Maitre’s employment agreement are disclosed in Item 1.01 of this Current Report on Form 8-K.

The Company issued a press release announcing the retirement of Mr. Cohen and the appointment of Mr. Maitre on May 22, 2006. A copy of this press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on May 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Steven M. Rauscher
Name:	Steven M. Rauscher
Title:	President and Chief Executive Officer

Date: May 23, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Oscient Pharmaceuticals Corporation on May 22, 2006.